UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

 (Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE CAPITAL TRUST, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

On or about February 14, 2018, the following letter was sent to stockholders of Corporate Capital Trust, Inc.

* * *

555 California Street 50th Floor San Francisco, California 94104

February 14, 2018

Dear Fellow Stockholders:

As Chief Executive Officer and a Director of Corporate Capital Trust, Inc., I want to remind you that we need your vote on the proposals outlined in the proxy materials we sent January 31, 2018. Please vote your shares without further delay.

The suggested urgency stems from my excitement over the benefits we believe the proposals will provide our stockholders. The Company’s board of directors unanimously recommends that you vote in favor of each of these proposals.

Your vote FOR the proposals will position us to deliver greater value over time by enabling the Company’s participation in:

●	A long-term strategic partnership between KKR, the Company’s existing investment advisor and FS Investments, an industry leader in alternative investments

●	The largest BDC platform in the market, with expected size of over $18 billion in assets

●	Expansion of addressable investment opportunities

A chart setting forth the various steps of the proposed transition of advisory services is included on page 4 of the proxy statement.

Again, it is important that your Shares be represented and voted. Therefore, we urge you to promptly vote and submit your proxy via the Internet or by phone, or by signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed envelope.

On behalf of the Company’s board of directors, we would like to express our appreciation for your investment in Corporate Capital Trust, Inc.

Sincerely,

Todd C. Builione

Chief Executive Officer and Director

Please vote today!

BY MAIL With the enclosed proxy card	BY PHONE Live agent 1-833-868-3374 Automated recording 1-800-690-6903	BY COMPUTER www.proxyvote.com

(Continued on back)

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to proposed investment advisory agreements for Corporate Capital Trust, Inc. (the “Company”) that will be presented for approval at an upcoming special meeting of the Company’s stockholders. In connection with the proposals at this special meeting (such proposals, the “Proposals”), the Company has filed and intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders may obtain the documents filed by the Company with the SEC free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at 555 California Street, 50th Floor, San Francisco, California 94104 (telephone number (415) 315-3620).

PARTICIPANTS IN THE SOLICITATIONS

The Company, Corporate Capital Trust II (“CCT II” and, together with the Company, the “CCT Funds”) and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of KKR Credit and Franklin Square Holdings, L.P. (“FS Investments”) and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of the CCT Funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CCT Funds’ stockholders in connection with the Proposals are contained in the Proxy Statement and other documents filed by the Company. These documents may be obtained free of charge from the sources indicated above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include discussions of future events or the future performance or operations of the Company, KKR & Co. L.P., KKR Credit Advisors (US) LLC, CCT II, FS Investments, certain of FS Investments’ investment adviser affiliates, and certain business development companies sponsored by FS Investments and such other factors that are disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.